SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 1999
                                                 -------------------
                       Commission File Number 1-5324
                                              ------

                           NORTHEAST UTILITIES
                           --------------------
         (Exact name of registrant as specified in its charter)


              MASSACHUSETTS        			1-5324			   04-2147929
              -------------        			------			   -----------
(State or other jurisdiction of    (Commission		 (I.R.S. Employer
incorporation or organization)     File No.)		   Identification No.)


174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS    01090-0010
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 (Address of principal executive offices)                 (Zip Code)

 (Registrant's telephone number, including area code)  (413) 785-5871


(Former name or former address, if changed since last report)  Not Applicable

ITEM 5. OTHER EVENTS

Adoption of Shareholder Rights Plan

   On February 23, 1999, the Board of Trustees of Northeast Utilities (NU) adopted a shareholder rights plan ("Rights Plan"), subject to regulatory approval, which is expected in 60 to 90 days. A copy of the press release describing this action is attached hereto as Exhibit 99 and is incorporated herein in its entirety. The description and terms of the new Rights are set forth in a proposed Rights Agreement by and between Northeast Utilities and Northeast Utilities Service Company, as Rights Agent.

   	Under the terms of the Rights Plan, when it becomes effective, NU shareholders will each receive a dividend in the form of one common share purchase right (a "Right") for each common share owned by the shareholder. Each Right will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the outstanding common shares of NU (i.e. becomes an "Acquiring Person" as defined in the Rights Plan) or commences a tender or exchange offer to acquire beneficial ownership of 15% or more of NU's outstanding common shares.

    If any person becomes an Acquiring Person, then each Right will entitle its holder to purchase a certain number of common shares, depending on the then current market price, at a 50% discount. Rights will not be exercisable by an Acquiring Person. In addition, if after any person becomes an Acquiring Person, NU is involved in a merger or other business combination with another company and all or part of NU's common shares are converted into other securities, cash, or property, or NU sells 50% of more of its assets or earning power to another company, each Right will entitle its holder to purchase a certain number of common shares, depending on the then current market price, of the ultimate parent of such other company at a 50% discount.

    NU generally will be entitled to redeem the Rights at $.001 per Right at any time before 10 days have elapsed after the first public announcement that a person has become an Acquiring Person.

    The Rights Plan, which is subject to approval by the Securities and Exchange Commission acting under the Public Utility Holding Company Act of 1935, is intended to assure fair and equal treatment for all shareholders in the event of a hostile takeover attempt and to encourage a potential acquirer to negotiate with the Board of Trustees a fair price for all shareholders before attempting a takeover. The adoption of the Rights Plan is not in response to any takeover offer or threat known to NU at this time.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

A press release announcing the adoption of a shareholders rights plan is filed as Exhibit 99 to this Report.


                          SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      NORTHEAST UTILITIES
                         (registrant)
                     By:   /s/David R. McHale
        	            David R. McHale
   			         		    Vice President and Treasurer

	Date:	February 25, 1999